                                                                   EXHIBIT 10.17

                                   Beth Reeves
                               Global HR Director
                            Executive Vice President
                                    b|com/3/


Job Description         Global HR Director

                        Executive Recruiting and Compensation

                        Succession Planning

                        People Strategy

Reporting               Direct to b|com/3/ CEO.

Start Date              30 October 2000

Signing Bonus           $100,000 immediately (subject to withholding),
                        subject to "earn-out" over 20 months at $5,000 per completed month of employment, unless terminated by the company without cause.

Compensation            Salary:                $400,000 per year, paid in
                                               twice-monthly installments
                                               according to the standard
                                               Leo Burnett USA payroll
                                               system.

                        Incentive:             Bonus of $35,000 related
                                               to 2000, payable in 2001
                                               when incentive bonuses are
                                               paid to Leo Burnett USA
                                               officers and executives.
                                               No other bonus ("target"
                                               or "incentive" or "profit
                                               participation") for 2000.

                                               Beginning in 2001,
                                               participate in the b|com/3/
                                               incentive/bonus program (to
                                               be determined). The likely
                                               parameters include a target
                                               level of 40% (in a program
                                               designed to deliver target
                                               level 60% of the time,
                                               minimal incentive 20% of the
                                               time, and as much as double
                                               the target level 20% of the
                                               time), with part of the
                                               criteria based on b|com/3/
                                               performance and part based
                                               on individual performance.

                        Long-term Incentive:   Participate in the b|com/3/
                                               long-term incentive (i.e.,
                                               option) program. There
                                               will be a one-time pre-IPO
                                               option grant equal to 2 to
                                               3 times an annual option
                                               grant, and additional
                                               annual options grants
                                               post-IPO. Options are
                                               likely to be subject to
                                               three-year vesting,
                                               accelerated upon normal
                                               retirement or termination
                                               by the company without
                                               cause.

                                               Note: Pre-IPO options are
                                               extremely difficult to value.
                                               However, as an indication of the
                                               level of participation, the
                                               pre-IPO grant is likely to
                                               represent a total exercise price
                                               on the order of one year's base
                                               salary.

Change in Control       The Company is considering the adoption of Change in
                        Control benefits for key executives. The Change in Control benefit will be the same for all key executives of the Company (including you, but not necessarily including the CEO). The terms of the Change in Control benefit cannot be specified or guaranteed, and are, in any event, subject to Board approval. However, the Change in Control benefit is expected to provide for "market normal" compensation in the case that a key executive is terminated or constructively terminated in connection with a Change in Control.

                        The definition of a "Change in Control" for purposes of the general plan for key executives is subject to further discussion and Board approval. However, the following shall constitute a "Change in Control" for you, even if some such event would not be a "Change in Control" under the general plan for key executives:

                        "Change in Control" means the occurrence of one or more
                        ------------------
                        of the following events at any time on or before December 31, 2005:

                        (1) if any "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Company employee benefit plan or a trustee or other administrator or fiduciary holding securities under a Company employee benefit plan or any voting trustee under the Voting Trust Agreement (an "Exempt Person"), is or becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Bcom3 representing one-third or more of the combined voting power of Bcom3's then outstanding securities; or

                        (2) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by

                        Bcom3's stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, or who were elected by Dentsu, cease for any reason to constitute a majority thereof; or

                        (3) the stockholders of Bcom3 approve a merger or consolidation of Bcom3 with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of Bcom3 outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or a direct or indirect parent of the surviving entity) more than two-thirds of the combined voting power of the voting securities of Bcom3 or such surviving entity (or direct or indirect parent of such surviving entity) outstanding immediately after such merger or consolidation or (B) by which the corporate existence of Bcom3 is not affected and following which Bcom3's directors retain their positions with Bcom3 (and constitute at least a majority of the Board); or

                        (4) the stockholders of Bcom3 approve a plan of complete liquidation of Bcom3 or an agreement for the sale or disposition by Bcom3 of all or substantially all Bcom3's assets, other than a sale to an Exempt Person.

Vacation Four weeks vacation per year. "Earned" over time for compensation/termination calculations, but may be taken as needed (around Christmas in 2000, for example).

Termination             Three months notice is expected for any voluntary
Resignation             termination or resignation.

                        Except to the extent a Change in Control provision applies, severance will follow the Leo Burnett USA policy (which includes a minimum 6 months severance for an EVP), but extended up to 12 months to the extent necessary to bridge to a new job.

Retirement and          Leo Burnett USA plans apply, as if an Executive Vice
Other Benefits          President of Leo Burnett USA. See the attached schedule.
                        (Technically, this position is as a Leo Burnett USA employee, so all employee plans and benefits of Leo
                        Burnett USA apply except as specifically modified.)

Support Office and secretarial support will be provided in the b|com3 offices in Chicago. Reasonable business expenses will be paid or reimbursed according to the Leo Burnett USA business expense and reimbursement policies and practices, including overnight accommodations in Chicago (hotel or corporate apartment) in the unusual case of a very late working night.

Taxation All payments are subject to federal, state and local income tax and withholding according to applicable law.


For the company:  /s/ Christian E. Kimball
                  -------------------------------------------
                  Christian E. Kimball
                  Chief Legal Officer and Corporate Secretary
                  Bcom3 Group, Inc.

Acknowledged:     /s/ Elizabeth Reeves
                  -------------------------------------------